Exhibit 10.1

CREATIVE REALITIES, INC.

SECOND AMENDMENT TO STOCK OPTION AGREEMENT

This Second Amendment to Stock Option Agreement (this “Amendment”) is made and entered into effective as of June 2, 2025, by and between Richard Mills (“Optionee”), and Creative Realities, Inc., a Minnesota corporation (the “Company”).

BACKGROUND

A.         Optionee and the Company entered into that certain Stock Option Agreement dated as of June 15, 2022 (as amended, the “Option Agreement”), pursuant to which, among other things, the Company granted to the Optionee an option (the “Option”) to purchase up to 333,334 shares of Company common stock, $.01 par value per share (the “Shares”) (such Share amount is the result of the Company’s 1-for-3 reverse stock split on March 27, 2023), subject to the terms and conditions of the Option Agreement.

B.         The vesting of the Option depends in part on the Company’s share price meeting various Share Price Targets prior to or on the date on which the amount of the “Guaranteed Consideration” was to be agreed upon or finally determined, as such term is defined in that certain Agreement and Plan of Merger dated November 12, 2021 (as amended, the “Merger Agreement”) by and among the Company, Reflect Systems, Inc., a Delaware corporation (“Reflect”), CRI Acquisition Corporation, a Delaware corporation, and RSI Exit Corporation, a Texas corporation and representative of the former stockholders of Reflect (“RSI”).

C.         On March 14, 2025, the Company and RSI settled and resolved a dispute related to the Guaranteed Consideration, and as a result thereof, the Optionee and the Company desire to amend the terms of the Option Agreement to fully vest the Option, upon the terms and conditions set forth herein.

AMENDMENT

Now, Therefore, the parties hereby agree as follows:

1.         Definitions. Capitalized terms used in this Amendment, including the recitals to this Amendment, have the meanings given them in the Option Agreement unless otherwise defined herein.

2.         Vesting of Option. The first paragraph of Section 3 of the Agreement is deleted in its entirety and replaced with the following paragraph:

“The Option shall be exercisable only to the extent that all of the Option, or any portion thereof, has vested. As of June 2, 2025, the Option shall be deemed fully vested.”

3.         General Provisions.

(a)         No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Option Agreement shall remain in full force and effect.

(b)         References. All references in the Option Agreement to “this Agreement” shall refer to the Option Agreement, as amended hereby.

(c)         Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original. Signatures may be delivered electronically or by facsimile, and the parties agree to accept and be bound by electronic and facsimile copies of original signatures to this Amendment.

* * * * * * *

In Witness Whereof, the undersigned have executed this Amendment as of the date first written above.

CREATIVE REALITIES, INC.

By:          /s/ David Ryan Mudd

Name: David Ryan Mudd

Title: Interim Chief Financial Officer

OPTIONEE

Richard Mills

Print name

/s/ Richard Mills

Signature

Signature Page – Second Amendment to Stock Option Agreement